SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 22, 2020

Barrett Business Services, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886	52-0812977
(Commission File Number)	IRS Employer Identification No.

8100 N.E. Parkway Drive, Suite 200

Vancouver, Washington 98662

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	BBSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously reported, on March 5, 2020, Barrett Business Services, Inc. (the “Company”), and Michael L. Elich, President and Chief Executive Officer of the Company, mutually agreed that Mr. Elich would depart the Company and resign from the Company’s Board of Directors (the “Board”) effective as of March 5, 2020.

(c) Also on March 5, 2020, the Company announced that Gary E. Kramer had been appointed to fill Mr. Elich’s vacant position as President and Chief Executive Officer, and that Anthony Harris had been appointed to fill Mr. Kramer’s position as CFO and Principal Accounting Officer under the title Vice President-Finance, Secretary and Treasurer. Both appointments were effective March 5, 2020.

(e) Mr. Elich and the Company entered into a Separation and Release Agreement on April 22, 2020. Under the agreement, Mr. Elich will be paid $1,200,000 in cash in a lump sum, subject to applicable payroll taxes and deductions. The agreement provides for a mutual release of all claims and a mutual nondisparagement clause. The Compensation Committee of the Board (the “Compensation Committee”) reviewed and approved the terms of the agreement with Mr. Elich prior to its execution. A copy of the agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

On April 22, 2020, with the approval of the Compensation Committee, the Company entered into employment agreements (the “Employment Agreements”) with its three executive officers, each with an effective date of March 5, 2020. Each of the Employment Agreements has a term ending on July 1, 2023, with a one-year extension each year beginning on July 1, 2021, unless either the Company or the executive gives notice to the other party of nonrenewal at least 90 days in advance. The Employment Agreements are filed as Exhibits 10.2 through 10.4 to this report and are incorporated herein by reference, and include definitions of the terms cause, change in control and good reason, among other matters.

During the term of the Employment Agreements, the executives will be entitled to salary, annual cash incentive compensation, health and other employee benefits, and stock-based awards as approved by the Compensation Committee under the Company’s executive compensation program. The general parameters of the Company’s executive compensation program are described in its definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2020.

The Employment Agreements provide for annual base salaries in 2020 as follows: Mr. Kramer, $725,000; Mr. Blotz, $500,000; and Mr. Harris, $350,000. The Employment Agreements also provide for grants of RSUs and performance shares in 2020 with a total grant date fair value, based on the closing sale price on the date of grant, as follows: Mr. Kramer, $580,000; Mr. Blotz, $650,000; and Mr. Harris, $420,000.

In addition, the Employment Agreements provide that each executive will be eligible to participate in the Company’s annual cash incentive award program. For 2020, target incentive bonuses are tied 75% to the achievement of corporate performance goals and 25% to the achievement of individual performance goals, in each case as established by the Compensation Committee in its sole discretion. The target amounts for each executive are: Mr. Kramer, $725,000; Mr. Blotz, $400,000; and Mr. Harris, $280,000. The Employment Agreements permit future upward adjustments to annual base salary and target cash incentive bonus levels in the discretion of the Compensation Committee.

If an executive’s employment is terminated by the Company other than for cause, disability or death, or by the executive for good reason, in the absence of a change in control of the Company, the Employment Agreements provide for payment of cash severance in a lump sum in an amount equal to the sum of annual base salary plus target cash incentive bonus for Messrs. Blotz and Harris and an amount equal to 1.5 times that sum for Mr. Kramer.

If an executive’s employment is terminated other than for cause, disability or death, or by the executive for good reason, during a period beginning 3 months before and ending 24 months after a change in control, each executive would be entitled to a lump sum cash payment equal to 3 times the sum of annual base salary plus target cash incentive bonus, generally within 30 days after the later of the change in control or the termination. If payment of these benefits would result in an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), such payments will be reduced to the largest amount that will result in no portion of the payments being subject to the excise tax imposed by Code Section 4999.

Payment of the severance benefits described above is conditional on the delivery by the executive of a release of claims against the Company. The Employment Agreements also include noncompetition and nonsolicitation provisions that apply throughout an executive’s employment with the Company, as well as after termination of his employment, regardless of the reason, for a period of 18 months for Mr. Kramer and 12 months for Messrs. Blotz and Harris. The prohibition on competition applies to specified relationships with any business involved in the planning, development, offer or sale of any products or services similar to those offered, sold, planned or developed by the Company in any geographic area where the Company was doing business during the three months preceding termination of the executive’s employment.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

See Exhibit Index below.

EXHIBIT INDEX

Exhibit	Description
10.1	Separation and Release Agreement between the Company and Michael Elich dated April 22, 2020
10.2	Employment Agreement between the Company and Gary Kramer dated April 22, 2020
10.3	Employment Agreement between the Company and Gerald Blotz dated April 22, 2020
10.4	Employment Agreement between the Company and Anthony Harris dated April 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 24, 2020

/s/ Anthony J. Harris
By: Anthony J. Harris
Vice President – Finance, Treasurer and Secretary

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